                                  EXHIBIT 12(a)

                THE CHASE MANHATTAN CORPORATION and Subsidiaries

                Computation of ratio of earnings to fixed charges
                          (in millions, except ratios)

                                                                                      Three Months Ended
                                                                                        March 31, 1998
                                                                                        --------------
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes                                                                 $  1,150
                                                                                           --------

Fixed charges:
      Interest expense                                                                        1,814
      One third of rents, net of income from subleases (a)                                       26
                                                                                           --------
Total fixed charges                                                                           1,840
                                                                                           --------
Less: Equity in undistributed income of affiliates                                               (5)
                                                                                           --------

Earnings before taxes and fixed charges, excluding capitalized interest                    $  2,985
                                                                                           ========

Fixed charges, as above                                                                    $  1,840
                                                                                           ========

Ratio of earnings to fixed charges                                                             1.62
                                                                                           ========

INCLUDING INTEREST ON DEPOSITS
Fixed charges, as above                                                                    $  1,840

Add: Interest on deposits                                                                     1,815
                                                                                           --------
Total fixed charges and interest on deposits                                               $  3,655
                                                                                           ========

Earnings before taxes and fixed charges, excluding capitalized interest,
   as above                                                                                $  2,985

Add: Interest on deposits                                                                     1,815
                                                                                           --------
Total earnings before taxes, fixed charges, and interest on deposits                       $  4,800
                                                                                           ========
Ratio of earnings to fixed charges                                                             1.31
                                                                                           ========

(a) The proportion deemed representative of the interest factor.


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